UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2022

Checkmate Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39425	36-4813934
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

245 Main Street, 2nd Floor Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 682-3625

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CMPI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2022, Checkmate Pharmaceuticals, Inc. (the “Company”) entered into an Executive Employment Agreement with Alan Bash dated February 1, 2022 (the “Employment Agreement”), effective as of March 1, 2022 (“Effective Date”), pursuant to which Mr. Bash will be appointed President and Chief Executive Officer of the Company on the Effective Date. Mr. Bash will also be appointed a member of the board of directors of the Company (the “Board”) to fill a new seat on the Board, as of the Effective Date. He will serve as a Class I director of the Board for a term expiring on the date of the Company’s annual meeting of stockholders to be held in 2024, or until his earlier death, resignation or removal.

Mr. Bash, age 50, has served in various roles of increasing responsibility at Bristol Myers Squibb (“BMS”) over the last 22 years. He is currently Senior Vice President, Commercial Model Innovation, at BMS. Prior to this role, he was Senior Vice President, Head of Commercial for Immunology and Fibrosis, and prior to that he served as Vice President, Worldwide Immuno-Oncology Commercialization at BMS. Mr. Bash is a graduate of Georgetown University and Columbia Business School.

Pursuant to the Employment Agreement, Mr. Bash is entitled to (i) an annual base salary of $550,000, (ii) be eligible for target annual incentive compensation as set forth in the Employment Agreement, (iii) a sign-on bonus of $100,000, payable as set forth in the Employment Agreement, (iv) certain benefits under the Company’s employee benefit plans, (v) a stock option to purchase 575,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the Effective Date, with the first twenty-five percent (25%) vesting on the twelve (12) month anniversary of the Effective Date, and the remaining vesting in equal monthly installments over the following thirty-six (36) months, subject to Mr. Bash’s continued service relationship through each such vesting date, subject to acceleration as set forth in the Employment Agreement, and (vi) severance benefits, as set forth in the Employment Agreement. The Company will also reimburse Mr. Bash for his reasonable documented out-of-pocket travel expenses and temporary living accommodations as set forth in the Employment Agreement. The foregoing summary does not purport to be complete and is qualified in its entirety by the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There are no family relationships between Mr. Bash and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Bash that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Bash and any other persons pursuant to which he was selected as President and Chief Executive Officer.

On February 9, 2022, the Company issued a press release regarding the appointment of Mr. Bash. The full text of the press release is attached as Exhibit 99.1 hereto. The information in Exhibit 99.1 hereto is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement between Checkmate Pharmaceuticals, Inc. and Alan Bash, dated February 1, 2022.

99.1	Press release of Checkmate Pharmaceuticals, Inc. issued on February 9, 2022

104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKMATE PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Robert Dolski
Robert Dolski
Chief Financial Officer

Date: February 9, 2022